As filed with the Securities and Exchange Commission on April 20, 2022

Registration No. 333-256453

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1 ON FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Finance of America Companies Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6162	85-3474065
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 400

Plano, Texas 75024

Telephone: (877) 202-2666

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Anthony W. Villani

Chief Legal Officer

Finance of America Companies Inc.

5830 Granite Parkway, Suite 400

Plano, Texas 75024

Telephone: (877) 202-2666

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Joshua Ford Bonnie

William R. Golden III

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, D.C. 20001

Telephone: (202) 636-5500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The original registration statement of Finance of America Companies Inc. (the “Company”) on Form S-1 (File No. 333-256453), declared effective by the Securities and Exchange Commission (the “SEC”) on June 4, 2021, to which this Registration Statement is Post-Effective Amendment No. 1 (this “Registration Statement”), covered (a) the offer and sale from time to time by the selling stockholders named therein of up to 186,461,906 shares of our Class A common stock, par value $0.0001 per share (“Class A Common Stock”), including up to 131,318,286 shares of Class A Common Stock issuable upon exchange for an equal number of limited liability company interests (“FoA Units”) in Finance of America Capital LLC (“FoA Equity”) held by them, and (b) up to 14,374,971 shares of our Class A Common Stock that are issuable upon the exercise of 14,374,971 warrants (“Warrants”) originally issued in the initial public offering of Replay Acquisition LLC (f/k/a Replay Acquisition Corp.) (“Replay”).

This Registration Statement constitutes a Post-Effective Amendment No. 1 to our registration statement on Form S-1 (File No. 333-256453) and is being filed to convert the registration statement on Form S-1 into a registration statement on Form S-3 because we are eligible to use Form S-3. This Registration Statement contains an updated prospectus relating to the offering and sale of (i) the shares of outstanding Class A Common Stock covered by the registration statement on Form S-1 and (ii) the shares of Class A Common Stock remaining available for issuance under the registration statement on Form S-1 (including upon exchange of the FoA Units and the exercise of the Warrants).

All filing fees payable in connection with the registration of the shares of Class A Common Stock covered by this Registration Statement were paid by the Registrant at the time of the initial filing of the registration statement on Form S-1. No additional securities are registered hereby.

The information in this prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED APRIL 20, 2022

Preliminary Prospectus

Up to 158,400,144 Shares of Class A Common Stock offered by Selling Securityholders

Up to 14,374,994 Shares of Class A Common Stock offered by Finance of America Companies Inc.

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 158,400,144 shares of our Class A Common Stock. This includes up to 125,471,924 shares of Class A Common Stock that we may issue from time to time to the Selling Securityholders upon exchange of an equal number of FoA Units held by them. We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Securityholders pursuant to this prospectus.

Our registration of the securities covered by this prospectus does not mean that the Selling Securityholders will offer or sell any of the shares. The Selling Securityholders may sell the shares of Class A Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the shares in the section entitled “Plan of Distribution.”

In addition, this prospectus relates to the offer and sale by us of up to an aggregate of 14,374,994 shares of our Class A Common Stock that are issuable upon the exercise of 14,374,994 Warrants originally issued in the initial public offering of Replay. We intend to use the proceeds from the exercise of any Warrants for cash for general corporate purposes as described herein.

Our Class A Common Stock and our Warrants are listed on the New York Stock Exchange, or NYSE, under the symbols “FOA” and “FOA.WS,” respectively. On April 14, 2022, the closing price of our Class A Common Stock was $2.63 and the closing price for our Warrants was $0.29.

See the section entitled “Risk Factors” beginning on page 5 of this prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2022

Description of Securities	13
Material U.S. Federal Income Tax Considerations	25
Plan of Distribution	28
Legal Matters	33
Experts	33
Where You Can Find More Information	33
Incorporation by Reference	33

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the Selling Securityholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Securityholders of the securities offered by them described in this prospectus. This prospectus also relates to the issuance by us of the shares of Class A Common Stock issuable upon the exercise of any Warrants. We will receive proceeds from any exercise of the Warrants for cash.

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the Selling Securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should rely only on the information contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus together with the additional information to which we refer you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.” Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “Finance of America,” “FoA,” or the “Company” refer to Finance of America Companies Inc. and its consolidated subsidiaries. References to “FoA Equity” are to Finance of America Equity Capital LLC, a Delaware limited liability company, that the Company controls in an “UP-C” structure.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only management’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that our actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. The Company cautions readers not to place undue reliance upon any forward-looking statements, which are current only as of the date of this prospectus. Results for any specified period are not necessarily indicative of the results that may be expected for any future period. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. Such forward-looking statements are subject to various risks and uncertainties including, but not limited to:

•	The impact from the COVID-19 pandemic and its related effects on our projected results of operations, financial performance or other financial metrics;

•	The possibility that the Company may be adversely affected by other economic, business, and/or competitive factors in our markets;

•	Our ability to obtain sufficient capital to meet the financing requirements of our business;

•	Our ability to finance and recover costs of our reverse servicing operations;

•

Changes in our business relationships or changes in servicing guidelines with the Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corp. (“Freddie Mac”) and Government National Mortgage Association (“Ginnie Mae”);

•

The COVID-19 pandemic poses unique challenges to our business and the effects of the pandemic could adversely impact our ability to originate and service mortgages, manage our portfolio of assets and provide lender services and could also adversely impact our counterparties, liquidity and employees;

•	Our business is significantly impacted by interest rates. Changes in prevailing interest rates or U.S. monetary policies that affect interest rates may have a detrimental effect on our business;

•

Our geographic concentration could materially and adversely affect us if the economic conditions in our current markets should decline or we could face losses in concentrated areas due to natural disasters;

•

We use estimates in measuring or determining the fair value of the majority of our assets and liabilities. If our estimates prove to be incorrect, we may be required to write down the value of these assets or write up the value of these liabilities, which could adversely affect our business, financial condition and results of operations;

•

If we are unable to obtain sufficient capital to meet the financing requirements of our business, or if we fail to comply with our debt agreements, our business, financing activities, financial condition and results of operations will be adversely affected;

•	A disruption in the secondary home loan market, including the mortgage-backed securities market, could have a detrimental effect on our business;

•

FAR status as an approved non-supervised FHA mortgage and an approved Ginnie Mae issuer, and FAM status as an approved seller-servicer for Fannie Mae and Freddie Mac, an approved Ginnie Mae issuer and an approved non-supervised FHA and U.S. Department of Veterans Affairs mortgage, are subject to compliance with each of their respective guidelines and other conditions they may impose, and the failure to meet such guidelines and conditions could have a material adverse effect on our overall business and our financial position, results of operations and cash flows;

•

The engagement of our business segment which provides ancillary business services, title agency and title insurance services, mortgage servicing rights, valuation and trade brokerage, and appraisal management services to customers in the residential mortgage, student lending, and commercial lending industries (our “Lender Services Business”) by our loan originator businesses may give appearance of a conflict of interest;

•	Third party customers of our Lender Services Businesses may be concerned about conflicts of interest within our Lender Services Businesses, due to their affiliation with the Company;

•	Our Lender Services Business has operations in the Philippines that could be adversely affected by changes in political or economic stability or by government policies;

•

We operate in heavily regulated industries, and our mortgage loan origination and servicing activities (including lender services) expose us to risks of noncompliance with an increasing and inconsistent body of complex laws and regulations at the U.S. federal, state and local levels;

•

We are subject to legal proceedings, federal or state governmental examinations and enforcement investigations from time to time. Some of these matters are highly complex and slow to develop, and results are difficult to predict or estimate;

•	Unlike competitors that are national banks, our lending subsidiaries are subject to state licensing and operational requirements that result in substantial compliance costs;

•

Our substantial leverage could adversely affect our financial condition, our ability to raise additional capital to fund our operations, our ability to operate our business, our ability to react to changes in the economy or our industry or our ability to pay our debts, and could divert our cash flow from operations to debt payments;

•

The Company is a holding company and its only material asset is its interest in FoA Equity, and it is accordingly dependent upon distributions from FoA Equity to pay taxes, make payments under the Tax Receivable Agreements (as defined below) and pay dividends;

•

Due to the listing of the Company’s Class A Common Stock on the NYSE, the Company is a “controlled company” within the meaning of NYSE rules and, as a result, qualifies for exemptions from certain corporate governance requirements. The stockholders of the Company do not have the same protections afforded to stockholders of companies that are subject to such requirements;

•

We have a substantial number of shares of common stock issuable upon conversion of FoA Units, which may dilute your investment, and the sale of which could cause significant downward pricing pressure on our stock;

•	The brief trading history of our common stock has been characterized by low trading volume, which may result in an inability to sell your shares at a desired price, if at all.

The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks and uncertainties include, but are not limited to, those factors referred to under the section titled “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date made. We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the information set forth under the heading “Risk Factors” and our financial statements incorporated herein by reference.

The Company

Finance of America is a vertically integrated, diversified lending platform that connects borrowers with investors. We operate the Company with the goal of minimizing risk; we offer a diverse set of high-quality consumer loan products and distribute that risk to investors for an up-front cash profit and typically some future performance-based participation. We believe we have a differentiated, less volatile strategy than monoline mortgage lenders who focus on originating interest rate sensitive traditional mortgages and retain significant portfolios of mortgage servicing rights with large potential future advancing obligations. In addition to our profitable lending operations, we provide a variety of services to lenders through our Lender Services segment, which augments our lending profits with an attractive fee-oriented revenue stream.

Our differentiated strategy is built upon a few key fundamental factors:

•

We operate in a diverse set of lending markets—mortgage, reverse mortgage and commercial lending—that currently benefit from strong, secular tailwinds and are each influenced by different demand drivers, which we believe results in stable and growing earnings with lower volatility and lower mortgage market correlation than a traditional monoline mortgage company.

•

We seamlessly connect borrowers with investors. Our consumer-facing business leaders interface directly with the investor-facing professionals in our Portfolio Management segment, facilitating the development of attractive lending solutions for our customers with the confidence that the loans we generate can be efficiently and profitably sold to a deep pool of investors. We are in the moving business, not the storage business. While we often retain a future performance-based participation in the underlying cash flows of our loan products, we seek to programmatically and profitably monetize most of our loan products through a variety of investor channels, which minimizes capital at risk.

•

We distribute our products through multiple channels, and utilize flexible technology platforms and a distributed workforce in order to scale our businesses and manage costs efficiently. Our businesses are supported by a centralized Business Excellence Office, providing all corporate support, including IT, Human Resources, Legal, Risk, and Compliance. This platform enables us to be product agnostic, with the ability to focus our resources as the opportunity set evolves while not being overly reliant on any individual product. As borrower demands for lending products change, we are able to change with them and continue to offer desirable lending solutions.

Today, we are principally focused on residential mortgage loan products throughout the U.S., offering (1) traditional mortgage loans and reverse mortgage loans to consumers, and (2) business purpose loans to residential real estate investors. We have built a distribution network that allows our customers to interact with us through their preferred method: in person, via a broker, telephonically or digitally. Our product offering diversity makes us resilient in varying rate and origination environments, and differentiates us from traditional mortgage lenders. Our Lender Services segment supports a range of financial institutions, including our lending companies, with services such as title insurance and settlement services, appraisal management, valuation and brokerage services, fulfillment services, and technology platforms for student loans, consumer loans and home sharing services. In addition to creating recurring third-party revenue streams, these service business lines allow us to better serve our lending customers and maximize our revenue per lending transaction. Furthermore, our Portfolio Management segment provides structuring and product development expertise, allowing innovation and improved visibility of execution for our originations, as well as broker/dealer and institutional asset management capabilities. These capabilities allowed us to complete profitable sales of our loan products via 11 securitizations in 2021, demonstrating the high quality and liquidity of the loan products we originate, the deep relationships we have with our investors and the resilience of our business model in many economic environments.

Our lending model is supported by a robust funding structure financed by an established and diversified mix of capital partners, which enables us to sell our loan production through various channels, including whole loan and correspondent loan sales through agency, GSEs, such as Fannie Mae and Freddie Mac and private channels, as well as through securitizations. We maintain and monitor our liquidity in order to fund our loan origination businesses, manage day-to-day operations and protect against unforeseeable market events. As of December 31, 2021, we had $6.5 billion of committed or uncommitted loan funding capacity comprised of 38 facilities with 23 different counterparties. We had approximately $3.3 billion of liquidity sources as of December 31, 2021, comprised of (i) $141.2 million of cash and cash equivalents and (ii) $3.2 billion of undrawn warehouse lines of credit.

We believe that our culture, which seeks to promote the highest ethical standards, plays a significant role in producing superior outcomes not only for our customers but also for our business. We place a high value on honesty, transparency and integrity, which we believe has engendered trust from our customers, clients, lenders and investors. Our core values center around the mantra “customers first, last and always.” We aim to do the right thing for both our borrowers and investors every time.

Additional Information

Finance of America Companies Inc. was incorporated in Delaware on October 9, 2020 for the purpose of effectuating the business combination with Replay, which was consummated on April 1, 2021. Our principal executive offices are located 5830 Granite Parkway, Suite 400, Plano, Texas 75024. Our telephone number is (877) 202-2666. Our website address is www.financeofamerica.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING

Issuer	Finance of America Companies Inc.

Shares of Class A Common Stock Offered by us	Up to 14,374,994 shares of Class A Common Stock issuable upon exercise of the Warrants.

Shares of Class A Common Stock Offered by the Selling Stockholders	Up to 158,400,144 shares of Class A Common Stock.

Shares of Class A Common Stock Outstanding Prior to Exercise of All Warrants as of April 8, 2022	62,322,681 shares of Class A Common Stock.

Shares of Class A Common Stock Outstanding Assuming Exercise of All Warrants as of April 8, 2022	76,697,675 shares of Class A Common Stock.

Use of proceeds	We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Securityholders. We will receive up to an aggregate of approximately $165.3 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Dividend Policy

The declaration, amount and payment of any future dividends will be at the sole discretion of our board of directors (the “Board”). Our Board may take into account general economic and business conditions, our financial condition and operating results, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries (including FoA Equity) to us, and such other factors as our Board may deem relevant. Shares of Class B common stock will not entitle their holders to any dividends.

Finance of America Companies Inc. is a holding company and has no material assets other than its equity interest in FoA Equity. We intend to cause FoA Equity to make distributions to us in an amount sufficient to cover cash dividends, if any, declared by us. If FoA Equity makes such distributions to Finance of America Companies Inc., the other holders of FoA Units will be entitled to receive equivalent pro rata distributions.

Market for Common Stock and Warrants	Our Class A Common Stock and Warrants are currently traded on the NYSE under the symbols “FOA” and “FOA.WS,” respectively.

Risk Factors	See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider before investing in our securities.

In this prospectus, unless otherwise indicated, the number of shares of Class A Common Stock outstanding as of April 8, 2022 and the other information based thereon does not reflect:

•	Up to 125,471,924 shares of Class A Common Stock issuable upon exchange of an equal number of FoA Units.

•	22,047,324 shares of Class A Common Stock reserved for issuance under the 2021 Omnibus Incentive Plan.

•

18,000,000 shares of Class A Common Stock and FoA Units issuable to BTO Urban Holdings L.L.C., Blackstone Family Tactical Opportunities Investment Partnership – NQ – ESC L.P., Libman Family Holdings LLC, The Mortgage Opportunity Group LLC, L and TF, LLC, UFG Management Holdings LLC and Joe Cayre, (each a “Seller” and, collectively, the “Sellers”) as an additional earnout payment in connection with the Business Combination (the “Earnout Securities”) consisting of:

•

9,000,000 Earnout Securities, in the aggregate, in the event that the average trading price of the Class A Common Stock is $12.50 or greater for any 20 trading days within a period of 30 consecutive trading days prior to the sixth anniversary of the closing of the business combination on April 1, 2021 (the “Closing”) (the date when the foregoing is first satisfied, the “First Earnout Achievement Date”); and

•

9,000,000 Earnout Securities, in the aggregate, in the event that the average trading price of the Class A Common Stock is $15.00 or greater for any 20 trading days within a period of 30 consecutive trading days prior to the sixth anniversary of the Closing (the date when the foregoing is first satisfied, the “Second Earnout Achievement Date”).

•

Such Earnout Securities will also be issued under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to the sixth anniversary of the Closing. If the First Earnout Achievement Date or the Second Earnout Achievement Date, as applicable, or a sale of the Company that results in vesting of such shares has not occurred prior to April 1, 2027, the applicable Earnout Securities will not be issuable.

•	4,258,500 shares of Class A Common Stock held by Replay Sponsor, LLC (“Replay Sponsor”) that are subject to vesting and forfeiture in accordance with the following terms and conditions:

•	Upon the First Earnout Achievement Date (should it occur), 35% of the total unvested shares owned by Replay Sponsor as of immediately prior to the Closing will vest;

•	Upon the Second Earnout Achievement Date (should it occur), 25% of the total unvested shares owned by Replay Sponsor as of immediately prior to the Closing will vest; and

•

Such shares will also vest under certain circumstances if an agreement with respect to a sale of the Company is entered into prior to the sixth anniversary of the Closing. If the First Earnout Achievement Date or the Second Earnout Achievement Date, as applicable, or a sale of the Company that results in vesting of such shares has not occurred prior to the sixth anniversary of the Closing, the applicable shares that were eligible to vest will not vest and will be forfeited.

For additional information concerning the offering see “Plan of Distribution.”

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors incorporated by reference into this prospectus, including the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which may be amended, supplemented or superseded from time to time by the other reports we file with the SEC in the future or by information in the applicable prospectus supplement and any applicable free writing prospectus we file with the SEC. The market price of our securities could decline if one or more of these risks or uncertainties actually occur, causing you to lose all or part of your investment in our securities. See “Where You Can Find More Information” and “Incorporation by Reference” elsewhere in this prospectus.

USE OF PROCEEDS

All of the shares of Class A Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Company will receive up to an aggregate of approximately $165.3 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The Company expects to use the net proceeds from the exercise of the Warrants for general corporate purposes. The Company will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.

The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their Class A Common Stock. Pursuant to the Registration Rights Agreement, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Class A Common Stock covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees and fees and expenses of counsel and independent registered public accountants.

SELLING SECURITYHOLDERS

The Selling Securityholders listed in the table below may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the shares of Class A Common Stock after the date of this prospectus.

The following table sets forth information concerning the shares of Class A Common Stock that may be offered from time to time by each Selling Securityholder. The 14,374,994 shares of Class A Common Stock issuable upon exercise of the Warrants are not included in the table below.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such shares of Class A Common Stock. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Securityholders, including regarding the identity of, and the securities held by, each Selling Securityholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Our registration of the shares of Class A Common Stock does not necessarily mean that the Selling Securityholders will sell all or any of such Class A Common Stock. The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of April 8, 2022 concerning the Class A Common Stock that may be offered from time to time by each Selling Securityholder with this prospectus. A Selling Securityholder may sell all, some or none of such securities in this offering. See “Plan of Distribution.”

As of April 8, 2022, there were 62,322,681 shares of Class A Common Stock outstanding and 14,374,994 Warrants outstanding.

	Before Offering			After Offering
Name and Address of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned	Shares of Class A Common Stock Beneficially Owned and that May be Offered for Resale	% of Class A Common Stock Outstanding (1)(2)	Shares of Class A Common Stock Beneficially Owned	% of Class A Common Stock Outstanding (1)(2)
Beckensfield Limited (3)	500,000	500,000	*	—	—
Blackstone Family Tactical Opportunities Investment Partnership – NQ – ESC L.P (4)(5)	286,090	286,090	*	—	—
BTO Urban Holdings II L.P. (4)	21,813,834	21,813,834	35.0%	—	—
BTO Urban Holdings L.L.C. (6)(4)	49,836,805	49,836,805	44.4%	—	—
Joe Cayre (7) (8)	1,416,424	59,951	2.3%	—	—
CC FOA Holdings, LLC (9)	300,000	300,000	*	—	—
CDZ Capital Partners, LP (10)	700,000	700,000	1.1%	—	—
EMS Opportunity Ltd. (11)	3,597,815	1,000,000	5.8%	—	—
FoA Management Holdco (BD) LLC (12)	708,878	8,810	1.1%	—	—
FoA Management Holdco (BP) LLC (13)	589,397	394,953	*	—	—
FoA Management Holdco (GF) LLC (14)	1,632,762	1,265,965	2.6%	—	—
FoA Management Holdco (JP) LLC (15)	700,619	476,059	1.1%	—	—
FoA Management Holdco (KS) LLC (16)	728,492	555,050	1.2%	—	—
FoA Management Holdco (PC) LLC (17)	700,346	394,954	1.1%	—	—
FoA Management Holdco (SA) LLC (18)	172,952	59,243	*	—	—
Hawkeye Capital Master (19)	730,046	670,361	1.2%	—	—

	Before Offering			After Offering
Name and Address of Selling Securityholder	Shares of Class A Common Stock Beneficially Owned	Shares of Class A Common Stock Beneficially Owned and that May be Offered for Resale	% of Class A Common Stock Outstanding (1)(2)	Shares of Class A Common Stock Beneficially Owned	% of Class A Common Stock Outstanding (1)(2)
Libman Family Holdings LLC (20) (21)	70,289,120	70,289,120	53.0%	—	—
Omega Capital Partners, LP (22)	5,200,000	3,500,000	8.3%	—	—
Replay Sponsor, LLC (23)	3,614,000	3,614,000	5.8%	—	—
SCF Realty Group LLC (24)	200,000	200,000	*	—	—
The Mortgage Opportunity Group LLC (25) (26)	1,832,210	1,832,210	2.9%	—	—
Waterbeck Group Limited (27)	500,000	500,000	*	—	—
All Other Selling Securityholders (28)	431,812	12,714	*	—	—

*	Less than one percent

(1)	Holders of Class A Common Stock are entitled to one vote for each share of Class A Common Stock held by them.

(2)

The percentages reflect the percentage of the existing equity capital. In calculating the percentages, (a) the numerator is calculated by adding the number of shares of Class A Common Stock held by such beneficial owners (including those that are being registered for resale), the number of shares of Class A Common Stock issuable upon the exercise of the Warrants that are being registered for resale in this registration statement and are held by such beneficial owner (if any) and the number of shares of Class A Common Stock held upon the exchange of all FoA Units held by such beneficial owner (if any); and (b) the denominator is calculated by adding the aggregate number of shares of Class A Common Stock currently outstanding, the number of shares of Class A Common Stock issuable upon the exercise of Warrants that are being registered for resale in this registration statement and are held by such beneficial owner, if any (but not the number of shares of Class A Common Stock issuable upon the exercise of Warrants held by any other beneficial owner), and the number of shares of Class A Common Stock held upon the exchange of all FoA Units held by such beneficial owner, if any (but not the number of shares of Class A Common Stock held upon the exchange of any FoA Units held by any other beneficial owner).

(3)	Athanasios Laskaridis is the sole member of Beckensfield Limited. The address for Beckensfield Limited is 16 Panteli Katelari, Diagora Building, 7th Floor, 1097 Nicosia, Cyprus.

(4)

BTO Urban Holdings L.L.C. is owned by Blackstone Tactical Opportunities Fund – NQ L.P., Blackstone Tactical Opportunities Fund II – NQ L.P., Blackstone Tactical Opportunities Fund – A (RA) – NQ L.P., Blackstone Tactical Opportunities Fund – I – NQ L.P., Blackstone Tactical Opportunities Fund – S – NQ L.P., Blackstone Tactical Opportunities Fund – C – NQ L.P., Blackstone Tactical Opportunities Fund – L – NQ L.P., Blackstone Tactical Opportunities Fund – O – NQ L.P., Blackstone Tactical Opportunities Fund – N – NQ L.P., Blackstone Tactical Opportunities Fund – U – NQ L.L.C., Blackstone Tactical Opportunities Fund II – C – NQ L.P., Blackstone Tactical Opportunities Fund – T – NQ L.P., Blackstone Tactical Opportunities Fund II – F – NQ L.P., Blackstone Tactical Opportunities Fund – G – NQ L.P., Blackstone Tactical Opportunities Fund – AD – NQ L.P. (collectively, each of the Blackstone Tactical Opportunities Funds described above in this paragraph shall be referred to as the “Blackstone Tactical Opportunities Funds”), BTAS NQ Holdings L.L.C. and Blackstone Family Tactical Opportunities Investment Partnership SMD L.P.

The general partner of each of the Blackstone Tactical Opportunities Funds is Blackstone Tactical Opportunities Associates – NQ L.L.C. The sole member of Blackstone Tactical Opportunities Associates – NQ L.L.C. is BTOA – NQ L.L.C. The managing member of BTOA – NQ LLC is Blackstone Holdings II L.P. The managing member of BTAS NQ Holdings L.L.C. is BTAS Associates – NQ L.L.C. The managing member of BTAS Associates – NQ L.L.C. is Blackstone Holdings II L.P.

The general partner of Blackstone Family Tactical Opportunities Investment Partnership SMD L.P. is Blackstone Family GP L.L.C. Blackstone Family GP L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Mr. Schwarzman.

The general partner of Blackstone Family Tactical Opportunities Investment Partnership NQ – ESC L.P. is BTO-NQ Side-by-Side GP L.L.C. The sole member of BTO-NQ Side-by-Side GP L.L.C. is Blackstone Holdings II L.P.

The general partner of BTO Urban Holdings II L.P. is Blackstone Tactical Opportunities Associates L.L.C. The managing member of Blackstone Tactical Opportunities Associates L.L.C. is BTOA L.L.C. The managing member of BTOA L.L.C. is Blackstone Holdings III L.P. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C.

Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings II L.P. Blackstone Inc. is the sole member of each of Blackstone Holdings I/II GP L.L.C. and Blackstone Holdings III GP Management L.L.C. The sole holder of the Series II preferred stock of Blackstone Inc. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman.

Each of the Blackstone entities described in this footnote and Stephen A. Schwarzman (other than to the extent it or he directly holds securities as described herein) may be deemed to beneficially own the securities directly or indirectly controlled by such Blackstone entities or him, but each disclaims beneficial ownership of such securities. The address of each of such Blackstone entities and Mr. Schwarzman is c/o Blackstone Inc., 345 Park Avenue, New York, New York 10154.

(5)

Includes 286,090 shares of our Class A Common Stock that may be offered by Blackstone Family Tactical Opportunities Investment Partnership – NQ – ESC L.P. issuable upon the exchange of 286,090 outstanding FoA Units held by Blackstone Family Tactical Opportunities Investment Partnership – NQ – ESC L.P., which if Blackstone Family Tactical Opportunities Investment Partnership – NQ – ESC L.P. elects to redeem such FoA Units, the Company has the option, at the Company’s sole discretion, to exchange any such FoA Units for shares of Class A Common Stock, on a one-for-one basis, subject to adjustment.

(6)

Includes 49,836,805 shares of our Class A Common Stock that may be offered by BTO Urban Holdings L.L.C. issuable upon the exchange of 49,836,805 outstanding FoA Units held by BTO Urban Holdings L.L.C., which if BTO Urban Holdings L.L.C. elects to redeem such FoA Units, the Company has the option, at the Company’s sole discretion, to exchange any such FoA Units for shares of Class A Common Stock, on a one-for-one basis, subject to adjustment.

(7)

Includes 59,951 shares of our Class A Common Stock that may be offered by Mr. Cayre issuable upon the exchange of 59,951 outstanding FoA Units held by Mr. Cayre, which if Mr. Cayre elects to redeem such FoA Units, the Company has the option, at the Company’s sole discretion, to exchange any such FoA Units for shares of Class A Common Stock, on a one-for-one basis, subject to adjustment.

(8)	Joe Cayre directly owns these shares. The address for Joe Cayre is c/o Midtown Equities, 141, 5th Avenue, New York, NY 10010.

(9)

Excludes 709,750 shares of Class A Common Stock held by Replay Sponsor, LLC and 975,906 unvested shares of Class A Common Stock issued in the name of Replay Sponsor, LLC that are subject to vesting or forfeiture, which CC FOA Holdings, LLC may be deemed to beneficially own.

The ultimate beneficiary and controlling person of CC FOA Holdings, LLC is Chinh Chu. The address for CC FOA Holdings, LLC is 200 Park Avenue, 58th Floor, New York, NY 10166.

(10)	Lance N. West has significant control over CDZ Capital Partners, L.P. Mr. West is a director of the Company. The address for CDZ Capital Partners, LP is 139 Old Mill Rd., Watermill, NY 11976.

(11)

EMS Capital LP is the investment manager of EMS Opportunity Ltd. EMS Capital Holding Inc. is the general partner of EMS Capital LP. Edmond Safra is the sole shareholder of EMS Capital Holding Inc. The address for EMS Opportunity Ltd. is c/o EMS Capital LP, 767 Fifth Avenue, 46th Floor, Attn: Legal & Compliance, New York, NY 10153.

(12)

Includes 8,810 shares of our Class A Common Stock that may be offered by FoA Management Holdco (BD) LLC, issuable upon the exchange of 8,810 outstanding FoA Units held by FoA Management Holdco (BD) LLC, which if FoA Management Holdco (BD) LLC elects to redeem such FoA Units, the Company has the option, at the Company’s sole discretion, to exchange any such FoA Units for shares of Class A Common Stock, on a one-for-one basis, subject to adjustment.

The ultimate beneficiary and controlling person of FoA Management Holdco (BD) LLC is Bill Dallas, who was an employee of the Company within the past three years. The address for FoA Management Holdco (BD) LLC is c/o Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024.

(13)

Includes 394,953 shares of our Class A Common Stock that may be offered by FoA Management Holdco (BP) LLC, issuable upon the exchange of 394,953 outstanding FoA Units held by FoA Management Holdco (BP) LLC, which if FoA Management Holdco (BP) LLC elects to redeem such FoA Units, the Company has the option, at the Company’s sole discretion, to exchange any such FoA Units for shares of Class A Common Stock, on a one-for-one basis, subject to adjustment.

The ultimate beneficiary and controlling person of FoA Management Holdco (BP) LLC is Bruno Pasceri, an employee of the Company. The address for FoA Management Holdco (BP) LLC is c/o Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024.

(14)

Includes 1,265,965 shares of our Class A Common Stock that may be offered by FoA Management Holdco (GF) LLC, issuable upon the exchange of 1,265,965 outstanding FoA Units held by FoA Management Holdco (GF) LLC, which if FoA Management Holdco (GF) LLC elects to redeem such FoA Units, the Company has the option, at the Company’s sole discretion, to exchange any such FoA Units for shares of Class A Common Stock, on a one-for-one basis, subject to adjustment.

The ultimate beneficiary and controlling person of FoA Management Holdco (GF) LLC is Graham Fleming, the Company’s President. The address for FoA Management Holdco (GF) LLC is c/o Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024.

(15)

Includes 476,059 shares of our Class A Common Stock that may be offered by FoA Management Holdco (JP) LLC, issuable upon the exchange of 476,059 outstanding FoA Units held by FoA Management Holdco (JP) LLC, which if FoA Management Holdco (JP) LLC elects to redeem such FoA Units, the Company has the option, at the Company’s sole discretion, to exchange any such FoA Units for shares of Class A Common Stock, on a one-for-one basis, subject to adjustment.

The ultimate beneficiary and controlling person of FoA Management Holdco (JP) LLC is Jeremy Prahm, the Company’s Chief Investment Officer. The address for FoA Management Holdco (JP) LLC is c/o Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024.

(16)

Includes 555,050 shares of our Class A Common Stock that may be offered by FoA Management Holdco (KS) LLC, issuable upon the exchange of 555,050 outstanding FoA Units held by FoA Management Holdco (KS) LLC, which if FoA Management Holdco (KS) LLC elects to redeem such FoA Units, the Company has the option, at the Company’s sole discretion, to exchange any such FoA Units for shares of Class A Common Stock, on a one-for-one basis, subject to adjustment.

The ultimate beneficiary and controlling person of FoA Management Holdco (KS) LLC is Kristen Sieffert, an employee of the Company. The address for FoA Management Holdco (KS) LLC is c/o Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024.

(17)	Includes 394,954 shares of our Class A Common Stock that may be offered by FoA Management Holdco (PC) LLC, issuable upon the exchange of 394,954 outstanding FoA Units held by FoA Management Holdco

(PC) LLC, which if FoA Management Holdco (PC) LLC elects to redeem such FoA Units, the Company has the option, at the Company’s sole discretion, to exchange any such FoA Units for shares of Class A Common Stock, on a one-for-one basis, subject to adjustment.

The ultimate beneficiary and controlling person of FoA Management Holdco (PC) LLC is Patricia Cook, the Company’s Chief Executive Officer. The address for FoA Management Holdco (PC) LLC is c/o Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024.

(18)

Includes 59,243 shares of our Class A Common Stock that may be offered by FoA Management Holdco (SA) LLC, issuable upon the exchange of 59,243 outstanding FoA Units held by FoA Management Holdco (SA) LLC, which if FoA Management Holdco (SA) LLC elects to redeem such FoA Units, the Company has the option, at the Company’s sole discretion, to exchange any such FoA Units for shares of Class A Common Stock, on a one-for-one basis, subject to adjustment.

The ultimate beneficiary and controlling person of FoA Management Holdco (SA) LLC is Sherry Apanav, an employee of the Company. The address for FoA Management Holdco (SA) LLC is c/o Finance of America Companies Inc., 5830 Granite Parkway, Suite 400, Plano, Texas 75024.

(19)

Hawkeye Capital Management LLC (“HCMLLC”) is the investment advisor of Hawkeye Capital Master. Richard Rubin is the managing member of HCMLLC. The address for Hawkeye Capital Master is 1828 Bay Road, 2nd Floor, Miami Beach, FL 33139.

(20)

Includes 70,289,120 shares of our Class A Common Stock that may be offered by Libman Family Holdings, LLC (“LFH”) issuable upon the exchange of 70,289,120 outstanding FoA Units held by Libman Family Holdings LLC, which if Libman Family Holdings LLC elects to redeem such FoA Units, the Company has the option, at the Company’s sole discretion, to exchange any such FoA Units for shares of Class A Common Stock, on a one-for-one basis, subject to adjustment.

Excludes 326,664 shares of Class A Common Stock held by Mr. Libman or by entities for which Mr. Libman is a trustee.

(21)

Pursuant to the limited liability company agreement of LFH, LFH is managed by a board of managers consisting of Brian L. Libman, as the sole manager. LFH is owned, in equal parts, by Libman-Alpha Holdings, LLC (“Alpha”), Libman-Eta Holdings, LLC (“Eta”) and Libman-Kappa Holdings, LLC (“Kappa”). Each of Alpha, Eta and Kappa are owned by Brian L. Libman, Sharon Libman, Libman 2004 Trust (the “04 Trust”) and Libman Family Generational Trust (the “Generational Trust”). The Trustee of each of the 04 Trust and the Generational Trust is Kenneth Libman. Brian L. Libman is the chairman of the Company. The address for LFH is 12 Wilton Road, Westport, CT 06880, Attn: Brian L. Libman, New Canaan, CT 06880.

(22)

Omega Associates LLC is the general partner of Omega Capital Partners, LP. Leon Cooperman is the sole member of Omega Associates LLC. The address for Omega Capital Partners, LP is 810 Seventh Avenue, 33rd Floor, Attn: Edward Levy, New York, NY 10019.

(23)	Excludes 4,258,500 unvested shares of Class A Common Stock issued in the name of Replay Sponsor, LLC that are subject to vesting or forfeiture.

Edmond M. Safra and Gregorio Werthein indirectly control Replay Sponsor, LLC. The address for Replay Sponsor, LLC is c/o EMS Capital LP, 767 Fifth Avenue, 46th Floor, Attn: Legal & Compliance, New York, NY 10153.

(24)	Robert Cayre is the managing member of SCF Realty Group LLC. The address for SCF Realty Group LLC is 1407 Broadway, 41st Floor, New York, NY 10018.

(25)

Includes 1,832,210 shares of our Class A Common Stock that may be offered by The Mortgage Opportunity Group, LLC (“TMOG”) issuable upon the exchange of 1,832,210 outstanding FoA Units held by TMOG, which if TMOG elects to redeem such FoA Units, the Company has the option, at the Company’s sole discretion, to exchange any such FoA Units for shares of Class A Common Stock, on a one-for-one basis, subject to adjustment.

Excludes 326,664 shares of Class A Common Stock held by Mr. Libman or by entities for which Mr. Libman is a trustee.

(26)

Pursuant to the limited liability company agreement of TMOG, TMOG is managed by a board of managers consisting of Brian L. Libman, as the sole manager. TMOG is owned, in equal parts, by Brian L. Libman and Sharon Libman. The address for TMOG is 1065 Weed Street, Attn: Brian L. Libman, New Canaan, CT 06840.

(27)	Panagiotis Laskaridis is the sole member of Waterbeck Group Limited. The address for Waterbeck Group Limited is 16 Panteli Katelari, Diagora Building, 7th Floor, 1097 Nicosia, Cyprus.

(28)	Represents selling securityholders other than those named in the table that in the aggregate beneficially own less than 1% of our Class A Common Stock.

DESCRIPTION OF SECURITIES

The following description of Finance of America Companies Inc.’s Class A Common Stock and Class B Common Stock and preferred stock is a summary. This summary is subject to the General Corporation Law of the State of Delaware and the complete text of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws filed as Exhibits 3.1 and 3.2, respectively, which are incorporated by reference herein. We encourage you to read that law and those documents carefully.

Authorized and Outstanding Stock

Our Charter authorizes the issuance of an aggregate of 6,601,000,000 shares of capital stock, consisting of 6,000,000,000 shares of Class A Common Stock, $0.0001 par value per share, 1,000,000 shares of Class B Common Stock, $0.0001 par value per share, and 600,000,000 shares of undesignated preferred stock, $0.0001 par value per share. Our Board may establish the rights and preferences of the preferred stock from time to time. As of April 8, 2022, 62,322,681 shares of our Class A Common Stock and 15 shares of our Class B Common Stock were issued and outstanding and no shares of our Preferred Stock were issued or outstanding.

Common Stock

Our Charter provides for two classes of common stock: Class A Common Stock and Class B Common Stock.

Class A Common Stock

Except as otherwise required by applicable law or as provided in the Charter, the holders of Class A Common Stock are entitled to one vote per share on matters to be voted on by stockholders generally or by holders of Class A Common Stock as a separate class.

Subject to applicable law and the rights, if any, of the holders of any outstanding series of preferred stock or any other outstanding class or series of stock of the Company, holders of Class A Common Stock are entitled to receive such dividends and distributions, if any, as may be declared from time to time by our Board in its discretion out of funds legally available therefor.

In the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up, after payment in full of all amounts required to be paid to creditors and subject to the rights of holders of preferred stock having liquidation preferences, if any, the holders of Class A Common Stock are entitled to receive pro rata the Company’s remaining assets available for distribution.

Class B Common Stock

The shares of Class B Common Stock have no economic rights but entitle each holder, without regard to the number of shares of Class B Common Stock held by such holder, to a number of votes equal to the product of the total number of FoA Units held by such person multiplied by the number of shares of Class A Common Stock for which a FoA Unit is entitled to be exchanged at such time (the “Exchange Rate”), on all matters to be voted on by stockholders generally or by holders of Class B Common Stock as a separate class. The Exchange Rate is 1 for 1, and is subject to adjustment. The voting power afforded to holders of FoA Units by their shares of Class B Common Stock automatically and correspondingly is reduced or increased as the number of FoA Units held by such holder of Class B Common Stock decreases or increases. For example, if a holder of Class B Common Stock holds 1,000 FoA Units as of the record date for determining stockholders of the Company that are entitled to vote on a particular matter, such holder will be entitled by virtue of such holder’s Class B Common Stock to 1,000 votes on such matter. If, however, such holder were to hold 500 FoA Units as of the relevant record date, such holder would be entitled by virtue of such holder’s Class B Common Stock to 500 votes on such matter.

Holders of Class B Common Stock vote together as a single class with holders of Class A Common Stock on all matters submitted to a vote of the stockholders generally. Notwithstanding the foregoing, to the fullest extent permitted by law, holders of common stock have no voting power with respect to, and are not be entitled to vote on, any amendment to the Charter that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Company’s organizational documents or pursuant to the DGCL.

Holders of Class B Common Stock are not entitled to receive any dividends or distributions on account of such shares.

Holders of Class B Common Stock are not entitled to receive any of our assets on account of such shares in the event of our voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up. Shares of Class B Common Stock are not convertible into or exchangeable for shares of Class A Common Stock or any other security.

Preemptive or Other Rights

Our stockholders do have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A or Class B Common Stock.

Election of Directors

All elections of directors are elected by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Preferred Stock

Our Charter authorizes the Board to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, and subject to the terms of the Charter, the authorized shares of preferred stock are available for issuance without further action by holders of Class A Common Stock or Class B Common Stock. The Board is able to determine, with respect to any series of preferred stock, the powers (including voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, including, without limitation:

•	the designation of the series;

•

the number of shares of the series, which the Board may, except where otherwise provided in any preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•	the dates at which dividends, if any, will be payable on shares of such series;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs or other event;

•

whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•	restrictions on the issuance of shares of the same series or of any other class or series of our capital stock; and

•	the voting rights, if any, of the holders of the series.

The Board could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of Class A Common Stock might believe to be in their best interests or in which the holders of Class A Common Stock might receive a premium over the market price of the shares of Class A Common Stock. Additionally, the issuance of preferred stock may adversely affect the rights of holders of our Class A Common Stock by restricting dividends on the Class A Common Stock, diluting the voting power of the Class A Common Stock or subordinating the rights of the Class A Common Stock to distributions upon a liquidation, dissolution or winding up or other event. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Class A Common Stock.

Annual Meeting

The A&R Bylaws provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by the Board. To the extent permitted under applicable law, the Company may conduct meetings solely by means of remote communications, including by webcast.

Warrants

The Warrants are issued under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent and the Company, as the successor to Replay.

Each whole Warrant entitles the registered holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. Pursuant to the Warrant Agreement, a warrant holder may exercise its Warrants only for a whole number of shares of Class A Common Stock. This means only a whole Warrant may be exercised at a given time by a warrant holder. The Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Class A Common Stock pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act, covering the issuance of the shares of Class A Common Stock issuable upon exercise of the Warrants is then effective and a current prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to exercise their Warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless.

We will use our best efforts to cause to maintain the effectiveness of such registration statement for the registration, under the Securities Act, of the shares of Class A Common Stock issuable upon exercise of the Warrants, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the Warrant Agreement. Notwithstanding the above, if our shares of Class A Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that it satisfies the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but will use our best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

We may call the Warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the last reported sale price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders.

If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the shares of Class A Common Stock may fall below the $18.00 redemption trigger price as well as the $11.50 Warrant exercise price after the redemption notice is issued.

If we call the Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise his, her or its Warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their Warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of Warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of shares of Class A Common Stock issuable upon the exercise of our Warrants. If our management takes advantage of this option, all holders of Warrants would pay the exercise price by surrendering their Warrants for that number of shares of Class A Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the Warrants by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Class A Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of Warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A Common Stock to be received upon exercise of the Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a Warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the Warrants.

A holder of a Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Class A Common Stock issued and outstanding immediately after giving effect to such exercise.

If the number of issued and outstanding shares of Class A Common Stock is increased by a capitalization or share dividend payable in shares of Class A Common Stock, or by a split-up of shares of Class A Common Stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be increased in proportion to such increase in the issued and outstanding shares of Class A Common Stock. A rights offering to holders of shares of Class A Common Stock entitling holders to purchase shares of Class A Common Stock at a price less than the fair market value will be deemed a share dividend of a number of shares of Class A Common Stock equal to the product of (1) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of Class A Common Stock) multiplied by (2) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (1) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (2) fair market value means the volume weighted average price of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of shares of Class A Common Stock on account of such shares of Class A Common Stock (or other shares of Class A Common Stock into which the Warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of each ordinary share, par value $0.0001 per share, of Replay (“Ordinary Shares”) in connection with the Business Combination or (d) to satisfy the redemption rights of the holders of Class A Common Stock in connection with the shareholder vote to amend the Company’s certificate of incorporation with respect to any provision relating to shareholders’ rights, or (e) in connection with any distribution of the Company’s assets upon its liquidation, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each ordinary share in respect of such event.

If the number of issued and outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of shares of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each Warrant will be decreased in proportion to such decrease in issued and outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the issued and outstanding shares of Class A Common Stock (other than those described above or that solely affects the par value of such Class A Common Stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our issued and outstanding shares of Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of our shares of Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each Warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Class A Common Stock, the holder of a Warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such Warrant holder had exercised the Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Class A Common Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the Warrant Agreement. Additionally, if less than 70% of the consideration receivable by the holders of shares of Class A Common Stock in such a transaction is payable in the form of shares of Class A Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the Warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the Warrant Agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the Warrant Agreement) of the Warrant.

The Warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then issued and outstanding Warrants to make any change that adversely affects the interests of the registered holders of Warrants.

The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of shares of Class A Common Stock and any voting rights until they exercise their Warrants and receive shares of Class A Common Stock. After the issuance of shares of Class A Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

Dividends

The DGCL permits a corporation to declare and pay dividends out of “surplus” or, if there is no “surplus”, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. “Surplus” is defined as the excess of the net assets of the corporation over the amount determined to be the capital of the corporation by the Board. The capital of the corporation is typically calculated to be (and cannot be less than) the aggregate par value of all issued shares of capital stock. Net assets equals the fair value of the total assets minus total liabilities. The DGCL also provides that dividends may not be paid out of net profits if, after the payment of the dividend, capital is less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

We have not paid any cash dividends on our Class A Common Stock to date. The payment of cash dividends in the future will be within the discretion of our Board at such time.

The Company is a holding company with no material assets other than its interest in FoA Equity. FoA Equity intends to make distributions to holders of FoA Units in amounts sufficient to cover applicable taxes and other obligations under the Tax Receivable Agreement with certain funds affiliated with Blackstone Inc. and the Tax Receivable Agreement with certain other members of FoA Equity (the “FoA Tax Receivable Agreement,” and collectively with the Blackstone Tax Receivable Agreement, the “Tax Receivable Agreements”), as well as any cash dividends declared by us.

The A&R LLC Agreement provides that pro rata cash distributions be made to holders of FoA Units at certain assumed tax rates, which we refer to as “tax distributions.” For more information, see the section entitled “Certain Relationships and Related Person Transactions, and Director Independence—FoA Equity Amended and Restated Limited Liability Company Agreement” of our Annual Report on form 10-K, as amended by our Annual Report on Form 10-K/A, which is incorporated herein by reference. The A&R LLC Agreement provides for tax distributions to the holders of FoA Units if the board of managers determines that a holder, by reason of holding FoA Units, incurs an income tax liability.

Our Transfer Agent and Warrant Agent

The transfer agent for our Class A Common Stock and warrant agent for our Warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Anti-Takeover Effects of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Certain Provisions of Delaware Law

The A&R Charter, A&R Bylaws and the DGCL contain provisions that are summarized in the following paragraphs and that are intended to enhance the likelihood of continuity and stability in the composition of our Board. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our Board to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of the NYSE, which would apply so long as the shares of Class A Common Stock remain listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Class A Common Stock (we believe the position of the NYSE is that the calculation in this latter case treats as outstanding shares issuable upon exchange of outstanding FoA Units not held by the Company). These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our Board may generally issue shares of one or more series of preferred stock on terms designed to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of preferred stock will be available for future issuances in one or more series without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of authorized and unissued and unreserved Class A Common Stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our stockholders of opportunities to sell their shares of Class A Common Stock at prices higher than prevailing market prices.

Business Combinations

We have opted out of Section 203 of the DGCL; however, the A&R Charter contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, our Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•

at or subsequent to that time, the business combination is approved by our Board and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our Board because the stockholder approval requirement would be avoided if our Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our Board and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

The A&R Charter provides that the Principal Stockholders (as defined therein) and their affiliates, and any of their respective direct or indirect transferees, and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.

Removal of Directors; Vacancies and Newly Created Directorships

The A&R Charter provides that, subject to the rights granted to one or more series of preferred stock then outstanding or the rights granted under the Stockholders Agreement, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancies on our Board will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders; provided, however, at any time when our Principal Stockholders collectively beneficially own, in the aggregate, less than 30% of voting power of the stock of the Company entitled to vote generally in the election of directors, any newly-created directorship on the Board that results from an increase in the number of directors and any vacancy occurring in the Board may only be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director (and not by the stockholders).

No Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the certificate of incorporation specifically authorizes cumulative voting. The A&R Charter does not authorize cumulative voting. Therefore, stockholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all of our directors.

Special Stockholder Meetings

The A&R Charter provides that special meetings of our stockholders may be called at any time only by or at the direction of the Board, the chairman of our Board or the chief executive officer; provided, however, that at any time when our Principal Stockholders collectively beneficially own, in the aggregate, at least 30% in voting power of the stock entitled to vote generally in the election of directors, special meetings of our stockholders shall also be called by the Board or the chairman of the Board at the request of the Principal Stockholders. The A&R Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deterring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Director Nominations and Stockholder Proposals

The A&R Bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the immediately preceding annual meeting of stockholders. Our amended and restated bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions will not apply to the Principal Stockholders to the extent the Principal Stockholders are then subject to the Stockholders Agreement. The A&R Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, unless our amended and restated certificate of incorporation provides otherwise. The A&R Charter does not permit our holders of Class A Common Stock to act by consent in writing, unless such action is recommended by all directors then in office, at any time when our Principal Stockholders collectively beneficially own, in the aggregate, less than 30% in voting power of our stock entitled to vote generally in the election of directors, but does permit our holders of Class B Common Stock to act by consent in writing without requiring any such recommendation by the directors then in office.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation in which we are a constituent entity. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware, plus interest, if any, on the amount determined to be the fair value, from the effective time of the merger or consolidation through the date of payment of the judgment.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law. To bring such an action, the stockholder must otherwise comply with Delaware law regarding derivative actions.

Exclusive Forum

The A&R Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf; (ii) any action asserting a breach of fiduciary duty owed by any current or former director, officer, stockholder or employee of the company to the company or our stockholders; (iii) any action asserting a claim against us arising under the DGCL, our certificate of incorporation or our bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware; or (iv) any action asserting a claim against us that is governed by the internal affairs doctrine.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The A&R Charter further provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including the Securities Act and the Exchange Act and, in each case, the applicable rules and regulations promulgated thereunder. It is possible that a court could find these forum selection provisions to be inapplicable or unenforceable and, accordingly, the Company could be required to litigate claims in multiple jurisdictions, incur additional costs or otherwise not receive the benefits that the Board expects the Company’s forum selection provisions to provide.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in the A&R Charter. However, investors will not be deemed to have waived compliance with the federal securities laws and the rules and regulations thereunder as a result of the forum selection provisions in the A&R Charter.

Conflicts of Interest

Delaware law permits corporations to adopt provisions renouncing any interest or expectancy in certain opportunities that are presented to the corporation or its officers, directors or stockholders. The A&R Charter, to the maximum extent permitted from time to time by Delaware law, renounces any interest or expectancy that we have in, or right to be offered an opportunity to participate in, specified business opportunities that are from time to time presented to our officers, directors or stockholders or their respective affiliates, other than those officers, directors, stockholders or affiliates who are our or our subsidiaries’ employees. The A&R Charter provides that, to the fullest extent permitted by law, none of the Principal Stockholders or any of their respective affiliates or any of our directors who are not employed by us (including any non-employee director who serves as one of our officers in both his or her director and officer capacities) or his or her affiliates will have any duty to refrain from (i) engaging in a corporate opportunity in the same or similar lines of business in which we or our affiliates now engage or propose to engage or (ii) otherwise competing with us or our affiliates. In addition, to the fullest extent permitted by law, in the event that the Principal Stockholders or any non-employee director acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, himself or herself or its, his or her affiliates or for us or our affiliates, such person will have no duty to communicate or offer such transaction or business opportunity to us or any of our affiliates and they may take any such opportunity for themselves or offer it to another person or entity. The A&R Charter does not renounce our interest in any business opportunity that is expressly offered to a non-employee director solely in his or her capacity as a director or officer of the Company. To the fullest extent permitted by law, no business opportunity will be deemed to be a potential corporate opportunity for us unless we would be permitted to undertake the opportunity under the A&R Charter, we have sufficient financial resources to undertake the opportunity and the opportunity would be in line with our business.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The A&R Charter includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached such director’s duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases or derived an improper benefit from his or her actions as a director.

The A&R Bylaws generally provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Rule 144

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as the Company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Upon the Closing, the Company ceased to be a shell company.

When and if Rule 144 becomes available for the resale of our securities, a person who has beneficially owned restricted shares of our Class A Common Stock or Warrants for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Class A Common Stock or Warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	one percent (1%) of the total number of shares of common stock then outstanding; or

•	the average weekly reported trading volume of the Class A Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 will also be limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Exchange Agreement

See “Certain Relationships and Related Person Transactions, and Director Independence—Exchange Agreement” of our Annual Report on form 10-K, as amended by our Annual Report on Form 10-K/A, which is incorporated herein by reference.

Registration Rights

See “Certain Relationships and Related Person Transactions, and Director Independence—Registration Rights Agreement” of our Annual Report on form 10-K, as amended by our Annual Report on Form 10-K/A, which is incorporated herein by reference.

Listing of Securities

Our Class A Common Stock and our Warrants are listed on the NYSE under the symbols “FOA” and “FOA.WS”, respectively.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our Class A Common Stock. This summary deals only with Class A Common Stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our Class A Common Stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Class A Common Stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our Class A Common Stock, you should consult your tax advisors.

If you are considering the purchase of our Class A Common Stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our Class A Common Stock, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A Common Stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A Common Stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Class A Common Stock, the excess will be treated as gain from the disposition of our Class A Common Stock (the tax treatment of which is discussed below under “—Gain on Disposition of Class A Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A Common Stock generally will not be subject to United States federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A Common Stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Class A Common Stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “ —Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Class A Common Stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A Common Stock.

PLAN OF DISTRIBUTION

We are registering 158,400,144 shares of Class A Common Stock, including up to 125,471,924 shares of Class A Common Stock issuable upon the exchange of an equal number of FoA Units, for possible sale by the Selling Securityholders from time to time and the up to 14,374,994 shares of Class A Common Stock that are issuable upon the exercise of the Warrants by the holders thereof.

We will not receive any proceeds from the sale of shares of Class A Common Stock by the Selling Securityholders. We will receive proceeds from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The aggregate proceeds to the Selling Securityholders will be the purchase price of the securities less any discounts and commissions borne by the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We are required to pay all other fees and expenses incident to the registration of the shares of our Class A Common Stock to be offered and sold pursuant to this prospectus.

The shares of Class A Common Stock beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.

The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions.

The Selling Securityholders may sell their shares by one or more of, or a combination of, the following methods:

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the NYSE;

•

through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share or warrant;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Subject to the terms of the agreement(s) governing the registration rights applicable to a Selling Securityholder’s shares of Class A Common Stock, such Selling Securityholder may transfer shares of Class A Common Stock to one or more “permitted transferees” in accordance with such agreements and, if so transferred, such permitted transferee(s) will be the selling beneficial owner(s) for purposes of this prospectus. Upon being notified by a Selling Securityholder interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•	the specific securities to be offered and sold;

•	the names of the selling securityholders;

•	the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•	settlement of short sales entered into after the date of this prospectus;

•	the names of any participating agents, broker-dealers or underwriters, if not already named herein; and

•	any applicable commissions, discounts, concessions and other items constituting compensation from the selling securityholders.

In connection with distributions of the shares or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging transactions, broker-dealers or other financial institutions may engage in short sales of shares of Class A Common Stock in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell shares of Class A Common Stock short and redeliver the shares to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-

dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our shares of Class A Common Stock and Warrants are currently listed on NYSE under the symbols “FOA” and “FOA.WS,” respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the shares covered by this prospectus, the Selling Securityholders and any broker-dealers who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, may have banking, lending or other relationships with us or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the shares must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Securityholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of shares is made, if required, a prospectus supplement will be distributed that will set forth the number of shares being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the warrant agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Simpson Thacher & Bartlett LLP, Washington, D.C. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others owns an interest representing less than 1% of the capital commitments of funds affiliated with Blackstone Inc. If the validity of any securities is also passed upon by counsel for the underwriters, dealers or agents of an offering of those securities, that counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Finance of America Companies Inc. and Subsidiaries as of December 31, 2021 (Successor) and Finance of America Equity Capital LLC and Subsidiaries as of December 31, 2020 (Predecessor) and for the period from April 1, 2021 to December 31, 2021 (Successor), the period from January 1, 2021 to March 31, 2021, and the years ended December 31, 2020 and 2019 (Predecessor), incorporated by reference in this prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect these reports and other information without charge at a website maintained by the SEC. The address of this site is http://www.sec.gov.

Our website address is www.financeofamerica.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K and Forms 3, 4 and 5 with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate information into this prospectus by reference. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. We incorporate by reference the documents listed below and all documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of securities by means of this prospectus, from their respective filing dates (other than any portions thereof, which under the Exchange Act, and applicable SEC rules, are not deemed “filed” under the Exchange Act):

•

our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March  15, 2022, as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2021, filed with the SEC on April 20, 2022;

•	our Current Report on Form 8-K filed with the SEC on February 17, 2022 (other than Items 7.01 and 9.01); and

•	the description of our securities contained in the Registrant’s Registration Statement on Form 8-A12B filed with the SEC on April 2, 2021, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2021.

The information incorporated by reference into this prospectus is an important part of this prospectus. Neither we nor any underwriters have authorized anyone to provide you with information other than that contained in or incorporated by reference into this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

You should not rely on or assume the accuracy of any representation or warranty in any agreement that we have filed as an exhibit to any document that we have publicly filed or that we may otherwise publicly file in the future because such representation or warranty may be subject to exceptions and qualifications contained in separate disclosure schedules, may have been included in such agreement for the purpose of allocating risk between the parties to the particular transaction, and may no longer continue to be true as of any given date.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth all costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the Class A Common Stock and Warrants being registered. All amounts shown are estimates except for the Securities and Exchange Commission (the “SEC”) registration fee.

Amount paid or to be paid
SEC registration fee		$229,192.23	(1)
Legal fees and expenses			*
Accounting fees and expenses			*
Miscellaneous			*

Total	$		*

(1)

All SEC filing fees payable in connection with the registration of the shares of Class A Common Stock covered by this Registration Statement were paid by the Registrant at the time of the initial filing of the registration statement on Form S-1.

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The registrant’s certificate of incorporation and bylaws provide for indemnification by the registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The registrant’s certificate of incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in its certificate of incorporation. Each indemnification agreement provides for indemnification and advancements by the registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the registrant or, at the registrant’s request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The registrant believes that these provisions and agreements are necessary to attract qualified directors.

The registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the registrant, and (2) to the registrant with respect to payments which may be made by the registrant to such officers and directors pursuant to any indemnification provision contained in the registrant’s certificate of incorporation and bylaws or otherwise as a matter of law.

The foregoing summaries are necessarily subject to the complete text of the statute, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16. Exhibits

See the Exhibit Index immediately preceding the signature page for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

Item 17. Undertakings

(a) The undersigned registrant, hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Transaction Agreement, dated as of October 12, 2020, by and among Replay; Finance of America Equity Capital LLC; Finance of America Companies Inc.; RPLY Merger Sub LLC; RPLY BLKR Merger Sub LLC; Blackstone Tactical Opportunities Fund (Urban Feeder) – NQ L.P.; Blackstone Tactical Opportunities Associates – NQ L.L.C.; the Sellers; and the Seller Representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 7, 2021 (File No. 001-40308)).

2.2	Letter Agreement, dated April 1, 2021, by and among Seller Representative and Replay (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on April 7, 2021 (File No. 001-40308)).

2.3	Letter Agreement, dated April 5, 2021, by and among Seller Representative and Replay (incorporated by reference to Exhibit 2.3 to the Company’s Current Report on Form 8-K filed on April 7, 2021 (File No. 001-40308)).

2.4	Letter Agreement, dated March 31, 2021, by and among Family Holdings; TMO; BTO Urban; BTO Urban Holdings II L.P.; and ESC (incorporated by reference to Exhibit 2.4 to the Company’s Current Report on Form 8-K filed on April 7, 2021 (File No. 001-40308)).

3.1	Amended and Restated Certificate of Incorporation of Finance of America Companies Inc (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 7, 2021 (File No. 001-40308)).

3.2	Amended and Restated Bylaws of Finance of America Companies Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on April 7, 2021 (File No. 001-40308)).

5.1	Opinion of Simpson Thacher & Bartlett LLP (incorporated by reference to Exhibit 5.1 to the Company’s Registration Statement on Form S-1 filed on May 25, 2021 (File No. 333-261461)).

23.1	Consent of BDO USA, LLP for Finance of America Companies Inc.

23.2	Consent of Simpson Thacher & Bartlett LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the initial filing of the registration statement on Form S-1 on May 25, 2021).

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plano, State of Texas on the 20th day of April, 2022.

Finance of America Companies Inc.

By:	/s/ Patricia L. Cook
Name:	Patricia L. Cook
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the 20th day of April, 2022.

Signature	Title

*	Chairman of the Board of Directors
Brian L. Libman

/s/ Patricia L. Cook	Chief Executive Officer and Director (Principal Executive Officer)
Patricia L. Cook

*	Director
Menes Chee

*	Director
Norma C. Corio

*	Director
Robert W. Lord

*	Director
Tyson A. Pratcher

*	Director
Lance N. West

/s/ Johan Gericke Johan Gericke	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

/s/ Tai A. Thornock Tai A. Thornock	Chief Accounting Officer (Principal Accounting Officer)

*By:	/s/ Patricia L. Cook
Patricia L. Cook
Attorney-in-Fact